Exhibit (a)(1)(E)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------------     ----------------------------------------------------------
                                                     Give the                                                   Give the EMPLOYER
     For this type of account:                   SOCIAL SECURITY              For this type of account:          IDENTIFICATION
                                                    number of--                                                    number of--
---------------------------------------------------------------------     ----------------------------------------------------------
1.  An individual's account                   The individual              7.  Corporate account               The corporation

2.  Two or more individuals (joint            The actual owner of
    account                                   the account or, if
                                              combined funds, the
                                              first individual on
                                              the account(1)

3. Custodian account of a minor               The minor (2)               8.  Partnership                     The partnership
   (Uniform Gift to Minors Act)

4. a. The usual revocable savings             The grantor-trustee(1)      9.  Association, club,              The organization
      trust account (grantor is also                                          religious, charitable,
      trustee)                                                                educational or other
   b. So-called trust account that is         The actual owner(1)             tax-exempt organization
      not a legal or valid trust under
      State law

5. Sole proprietorship account                The owner(3)                10. A broker or registered          The broker or nominee
                                                                              nominee

6. A valid trust, estate, or pension trust    The legal entity (Do        11. Account with the Department     The public entity
                                              not furnish the TIN of          of Agriculture in the name
                                              the personal                    of a public entity (such as
                                              representative or               a State or local government,
                                              trustee unless the              school district, or prison)
                                              legal entity itself is          that receives agricultural
                                              not designated in the           program payments
                                              account title.)(4)

---------------------------------------------------------------------     ----------------------------------------------------------

(1)   List first and circle the name of the person whose number you furnish.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) Show the name of the owner (business or "doing business as" name may be listed in addition to owner's name). Use either owner's social security number or employer identification number.

(4) List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2

Obtaining a Number

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (IRS) and apply for a number.

Payees Exempt from Backup Withholding--

Payees specifically exempted from backup withholding on ALL payments include the following:

|_|   A corporation.
|_|   A financial institution.
|_| An organization exempt from tax under section 501(a), or an individual retirement plan.
|_|   The United States or any agency or instrumentality thereof.
|_| A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
|_| A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
|_|   An international organization or any agency or instrumentality thereof.
|_| A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.
|_|   A real estate investment trust.
|_|   A common trust fund operated by a bank under section 584(a).
|_|   An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
|_|   An entity registered at all times under the Investment Company Act of
      1940.
|_|   A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

|_|   Payments to nonresident aliens subject to withholding under section 1441.
|_| Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
|_|   Payments of patronage dividends where the amount renewed is not paid in money.
|_|   Payments made by certain foreign organizations.
|_|   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

|_|   Payments of interest on obligations issued by individuals.

      Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

|_|   Payments of tax-exempt interest (including exempt interest dividends under section 852).
|_|   Payments described in section 6049(b)(5) to non-resident aliens.
|_|   Payments on tax-free covenant bonds under section 1451.
|_|   Payments made by certain foreign organizations.
|_|   Payments made to a nominee.

Exempt payees described above must still complete the Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM ENCLOSED HEREWITH WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND SIGN AND DATE THE FORM.

Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

Privacy Act Notice.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty For Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information with Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.